UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-6942

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements

Merger Agreement

On March 1, 2015, Science Applications International Corporation (“SAIC”) entered into an Agreement and Plan of Merger dated March 1, 2015 (the “Merger Agreement”), to acquire Scitor Holdings, Inc. (“Scitor”) and its subsidiaries.  The parties to the Merger Agreement are SAIC, Caymus Acquisition Corporation, a wholly owned subsidiary of SAIC (“Merger Subsidiary”), Scitor and Leonard Green & Partners L.P., solely in its capacity as holder representative. The Merger Agreement provides, among other things, that upon the satisfaction of customary conditions, Merger Subsidiary will merge with and into Scitor (the “Merger”), and Scitor will survive as a subsidiary of SAIC.

SAIC will pay aggregate cash consideration in the Merger of approximately $790,000,000, subject to an adjustment for working capital and certain other items.  Under the terms of the Merger Agreement, SAIC will fund the Merger from increased borrowings and cash on hand.  SAIC has secured a firm financing commitment and expects to put in place permanent financing in connection with the closing of the Merger.  The Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties and a customary “no-shop” covenant prohibiting Scitor from soliciting, or engaging in discussions or negotiations concerning, proposals relating to alternative business combination transactions.  On the first business day following the signing of the Merger Agreement, stockholders of Scitor holding sufficient votes to approve the Merger are expected to deliver written consents approving the transaction.

Subject to certain limitations and conditions, each of SAIC and Scitor will be indemnified for damages resulting from breaches or inaccuracies of the other’s representations, warranties, and covenants in the Merger Agreement.  The Merger Agreement further provides that an escrow fund of $40,000,000 will be established for the benefit of SAIC in order to satisfy indemnification obligations of the equity holders of Scitor that may arise following the closing. Fifty percent (50%) of the escrow fund (less any amounts paid or for pending claims) will be released 15 months after the closing and the remaining balance (less any amounts for pending claims) will be released 36 months after the closing.  The escrow fund will be the sole source of recovery for losses resulting from breaches or inaccuracies of Scitor’s representations, warranties, and covenants, except in the case of fraud.

The completion of the Merger is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Merger is expected to close in May 2015.

The Merger Agreement may be terminated by the mutual consent of the parties, or by either party (i) after June 29, 2015 (assuming no breach by the terminating party), (ii) if the transaction is permanently enjoined or prohibited by a governmental authority, or (iii) if the other party materially breaches any covenant, representation or warranty of the Merger Agreement that would cause failure of a closing condition and the breach is not cured within 30 days or cannot be cured.

The foregoing description of the Merger Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Commitment Letter

SAIC has entered into a commitment letter dated as of March 1, 2015 (the “Commitment Letter”), with Citigroup Global Markets Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (such financial institutions being referred to as the “Commitment Parties”).  Under the Commitment Letter, the Commitment Parties have committed to provide a senior secured term loan “B” credit facility in an aggregate principal amount of up to $670 million (the “Term Loan B”) if SAIC’s existing Credit Agreement, dated as of June 27, 2013 (as amended, the “Credit Agreement”) is amended and restated on or prior to the earliest of (i) the closing of the Merger, (ii) the date that is 60 days after the date of the Commitment Letter and (iii) the day on which the Commitment Parties begin to market the Term Loan B (such earliest date, the “Amendment Date”).  It is contemplated that the Credit Agreement would be amended and restated to, among other things (i) secure the obligations under the Credit Agreement, (ii) permit the completion of the Merger, and (iii) permit the establishment of the Term Loan B (collectively, the “Amendments”).  If the Amendments are not obtained on or prior to the Amendment Date, the Commitment Letter contemplates that SAIC will refinance its existing facilities under its Credit Agreement and obtain (a) a senior secured term loan “A” credit facility in an aggregate principal amount of up to $500 million (the “Term Loan A”), (b) a senior secured term loan “B” credit facility in an aggregate principal amount of up to $670 million, and (c) a senior secured revolving credit facility in an aggregate principal amount of up to $200 million.

The loans provided under the Commitment Letter, together with up to $155 million of cash on hand at SAIC, will be used for the purposes of funding (i) the transactions contemplated by the Merger Agreement, (ii) repaying in full all outstanding indebtedness for borrowed money of Scitor and its subsidiaries, and (iii) paying the fees, costs and expenses incurred in connection with the foregoing transactions (including debt prepayment premiums, if any).  Furthermore, if the Amendments are not obtained on or prior to the Amendment Date, SAIC will use the proceeds of the Term Loan A to repay in full all indebtedness, and terminate all commitments, under the Credit Agreement.

The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

Item 7.01 Regulation FD Disclosure.

On March 2, 2015, SAIC issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

SAIC will conduct a webcast conference call with financial analysts on Monday, March 2, 2015, beginning at 8 a.m. Eastern time. SAIC’s executive management will present an overview of the Merger followed by a question and answer session. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links to the Investor Relations section of the SAIC website (http://investors.saic.com) or may listen to the conference call by dialing +1.888.430.8701 (toll-fee U.S.) or +1.719.325.2261 (International/Local) and entering passcode 1065689. A replay of the conference call will also be available on the SAIC website shortly after the conclusion of the call.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger by and among SAIC, Caymus Acquisition Corporation, Scitor Holdings, Inc. and Leonard Green & Partners L.P., solely in its capacity as holder representative, dated March 1, 2015.  (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)

99.1	Press Release dated March 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2015

Science Applications International Corporation

By:	/s/ Mark D. Schultz
Mark D. Schultz
Executive Vice President and General Counsel